UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 3, 2012

HCA HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-11239	27-3865930
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Park Plaza, Nashville, Tennessee		37203
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (615) 344-9551

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure.

Distribution to Stockholders

On December 3, 2012, HCA Holdings, Inc. (the “Company”) announced its intention, subject to applicable legal and contractual restrictions, to declare and pay a cash distribution in the amount of $2.00 per share of the Company’s outstanding common stock on or prior to December 31, 2012 (the “Distribution”). The text of the press release is set forth as Exhibit 99.1 and incorporated herein by reference.

Notes Offering

On December 3, 2012, the Company announced its intention to offer, subject to market and other considerations, $1.0 billion aggregate principal amount of senior notes (the “Notes Offering”). The Company intends to use the net proceeds of the Notes Offering for the financing of the Distribution. The text of the press release is set forth as Exhibit 99.2 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit 99.1	Press Release, dated December 3, 2012.

Exhibit 99.2	Press Release, dated December 3, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HCA HOLDINGS, INC.

/s/ R. Milton Johnson
R. Milton Johnson President and Chief Financial Officer

Date: December 3, 2012

EXHIBIT INDEX

Exhibit 99.1	Press Release, dated December 3, 2012.

Exhibit 99.2	Press Release, dated December 3, 2012.